Exhibit 3.1.1
CERTIFICATE OF OWNERSHIP AND MERGER
OF
SKILLED HEALTHCARE GROUP, INC.
WITH AND INTO
SHG HOLDING SOLUTIONS, INC.
     SHG Holding Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:
     1. SHG Holding Solutions, Inc. (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.
     2. The Corporation is the owner of all of the outstanding shares of stock of Skilled Healthcare Group, Inc., which is a business corporation of the State of Delaware.
     3. The Corporation hereby merges Skilled Healthcare Group, Inc. into the Corporation.
     4. The following is a copy of the resolutions adopted on February 7, 2007 by the Board of Directors of the Corporation to merge Skilled Healthcare Group, Inc. into the Corporation:
     RESOLVED, that Skilled Healthcare Group, Inc. be merged into the Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Skilled Healthcare Group, Inc. be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Skilled Healthcare Group, Inc. in its respective name.
     RESOLVED FURTHER, that the Corporation assume all of the obligations of Skilled Healthcare Group, Inc.
     RESOLVED FURTHER, that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Skilled Healthcare Group, Inc. and of the Corporation and in any other appropriate jurisdiction.
     RESOLVED FURTHER, that the Corporation shall change its name to “Skilled Healthcare Group, Inc.”
[Signature Page Follows]

     Executed on this 7th day of February, 2007.

SHG HOLDING SOLUTIONS, INC.
By:	/s/ Roland Rapp
Roland Rapp
General Counsel, Chief Administrative Officer and Secretary